EXHIBIT 23.2
The Board of Directors
EffJohn International B.V.:

We consent to the use of our report dated May 7, 1996 of S/S Enchanted Seas and S/S Enchanted Isle (operating units of EffJohn International B.V.), incorporated herein by reference, on Post-Effective Amendment No. 1 to Registration Statement on Form S-3 of Commodore Holdings Limited and to the reference to our firm under the heading "Experts" in the prospectus.



                                               /s/ KPMG Peat Marwick LLP

Fort Lauderdale, Florida
July 21, 1998